UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 27, 2009

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(Address of principal executive offices) (Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2009, Amgen Inc. (“Amgen”) and Glaxo Group Limited, a wholly-owned subsidiary of GlaxoSmithKline plc (“GSK”) entered into a Collaboration Agreement (the “Collaboration Agreement”) and an Expansion Agreement (the “Expansion Agreement”) with respect to the development, commercialization and sale of Amgen’s proprietary product denosumab in various territories.

Under the terms of the Collaboration Agreement, Amgen and GSK will cooperate in the commercialization of denosumab for osteoporosis indications in Europe, Australia, New Zealand and Mexico (the “Primary Territories”), with Amgen retaining rights to osteoporosis in the United States and Canada. Amgen also retains all commercialization rights for oncology indications in the United States, Canada and the Primary Territories. In respect of the Collaboration Agreement, GSK will pay to Amgen an initial payment and near-term commercial milestones totaling $120 million. Amgen and GSK will share equally in profits related to the partnered portion of denosumab, after taking into account a tiered royalty to Amgen in recognition of Amgen’s discovery and development of denosumab (the “Inventorship Margin”). Amgen and GSK will share equally in future expenses for ongoing and future commercialization activities and GSK will be responsible for bearing a portion of the cost of certain specified development activities. Amgen will have the option of an expanded role in the commercialization of denosumab in the Primary Territories in the future.

Under the terms of the Expansion Agreement, GSK will commercialize denosumab for all indications in countries where Amgen does not currently have a commercial presence, including China, Brazil, India, Taiwan and South Korea (collectively, the “Expansion Territories”). GSK will be responsible for all development and commercialization costs in the Expansion Territories and will purchase denosumab from Amgen to meet demand. Amgen will have the option of having a role in the commercialization of denosumab in certain of the Expansion Territories in the future.

The Collaboration Agreement shall expire in 2022 and Expansion Agreement shall expire in 2024 unless either agreement is sooner terminated in accordance with its terms.

Amgen will record the Collaboration Agreement’s initial payment into income ratably over the estimated period of Amgen’s continuous obligations to GSK. The near-term commercial milestone payments will be recognized as income when earned. In the Primary Territories, where Amgen and GSK will share profits equally, net of the Inventorship Margin, Amgen will record product sales and pay a profit share to GSK. In the Expansion Territories, Amgen will sell product to GSK at agreed-to amounts and record product sales based on such amounts, and GSK will sell product to end customers.

In a press issued on July 27, 2009, Amgen announced its entry into the Collaboration Agreement and the Expansion Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Press Release

Exhibit No.	Description

99.1	Press release dated July 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

	By:	/s/ David J. Scott
		Name:	David J. Scott
		Title:	Senior Vice President, General Counsel and Secretary

Date: July 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 27, 2009.

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